          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               PHARMACOPEIA, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 1998

  The undersigned stockholder of PHARMACOPEIA, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated May 13, 1998, and hereby appoints Joseph A. Mollica and Lewis J. Shuster, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of PHARMACOPEIA, INC. to be held on June 12, 1998 at 9:00 a.m., local time, at The Forrestal at Princeton, 100 College Road East, Princeton, New Jersey and at any adjournment or adjournments thereof, and to vote all shares of Pharmacopeia Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on this card.



                                             SEE
                                           REVERSE
                                             SIDE
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X  PLEASE MARK YOUR
   VOTES AS IN THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

1. APPROVAL OF ISSUANCE OF UP TO 8,726,020 SHARES OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF MOLECULAR SIMULATIONS INCORPORATED THROUGH THE MERGER OF A WHOLLY-OWNED SUBSIDIARY OF PHARMACOPEIA, INC. WITH AND INTO MOLECULAR SIMULATIONS INCORPORATED:
                                                   FOR     AGAINST     ABSTAIN
                                                   [_]       [_]         [_]

2. ELECTION OF DIRECTORS: [_] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS
   INDICATED)
 If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
 Paul A. Bartlett, Charles A. Sanders

3. APPROVAL OF AMENDMENT TO 1994 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER TO 2,225,000 SHARES:
                                                   FOR     AGAINST     ABSTAIN
                                                   [_]       [_]         [_]

4. APPROVAL OF AMENDMENT TO 1994 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER TO 2,750,000 SHARES EFFECTIVE UPON CONSUMMATION OF THE ACQUISITION OF MOLECULAR SIMULATIONS INCORPORATED THROUGH THE MERGER OF A WHOLLY-OWNED SUBSIDIARY OF PHARMACOPEIA, INC. WITH AND INTO MOLECULAR SIMULATIONS INCORPORATED:
                                                   FOR     AGAINST     ABSTAIN
                                                   [_]       [_]         [_]

5. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998:
and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.
                                                   FOR     AGAINST     ABSTAIN
                                                   [_]       [_]         [_]



THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature: _______________________ Dated:____, 1998
Signature (if held jointly or as community property): _______________________

THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)